Exhibit 99.1

NEWS RELEASE

GRYPHON GOLD CLOSES US$200,000 PRIVATE PLACEMENT
TO SAGE GOLD

June 23, 2010 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announced today that it has closed a US$200,000 Private Placement to Sage Gold as contemplated by the March 8, 2010 Option Agreement, as amended. Gryphon has issued 1,464,429 units at a price of C$0.14/unit for gross proceeds of C$205,000.

Each unit consists of one share of common stock and one half (1/2) full purchase warrant. The two year warrants are exercisable at a price of US$0.20. The proceeds will be applied to fund the continuation of Gryphon Gold’s exploration and development program and general corporate purposes.

Under the terms of the Option Agreement, Sage Gold is required to subscribe for additional units having an aggregate purchase price of US$200,000 by August 16, 2010.

The Option Agreement, as amended, includes a number of conditions described in our press release dated February 24, 2010 and also requires that the parties enter into a definitive joint venture agreement by July 15, 2010.

The Units, including the common stock and warrants, and shares underlying the warrants are not currently qualified by prospectus or registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state or the securities laws of Canada, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements or sold in Canada absent an exemption from applicable prospectus requirements. The securities are subject to resale restrictions under applicable securities laws. In connection with this private placement, Gryphon Gold granted registration rights to each of the investors and will use commercially reasonable efforts to prepare and file with SEC within 120 days a registration statement under the Securities Act, and to use commercially reasonable efforts to cause such registration statement to be declared effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. After giving effect to the closing of this private placement the Company has 89,399,561 million shares outstanding and a cash balance of approximately US$2.1 million in the treasury as at June 23, 2010.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO
Ph: 775 853 8814                  jkey@gryphongold.com

Lisanna M. Lewis, Controller, Treasurer
Ph: 604 261 229                   llewis@gryphongold.com

This press release contains “forward looking statements” and "forward looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to completion of the private placement, use of proceeds, plans, projections, estimates and expectations. Such forward looking statements and forward looking information reflect our current views and are subject to certain assumptions, including that net proceeds of the private placement will be sufficient to address Gryphon Gold’s current working capital requirements, and certain risks and uncertainties, including the risk that the funds received from the private placement may not be sufficient for the purposes stated, and those risks and uncertainties outlined under the section headings “Forward Looking Statements” and “Risks Factors” in our annual report on Form 10 K, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10 Q, as filed with the SEC on February 12, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov ) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com .